Exhibit 10(a)

                                                     ETS INTERNATIONAL, INC.
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ETSI  Proudly serving industry and        Providing: Environmental and
      government since 1947.              infrastructure products and
                                          services

January 20, 1998

Mr James B. Quarles
Goose Creek Valley Farm
Rural Route 1 Box 191-B
Montvale, VA 24122

Dear Jim:

We are pleased to offer you the position of Director, President and Chief Executive Officer of ETS International, Inc., effective immediately. The term of office will be for a minimum of six (6) months with compensation to include a salary of $11,000.00 per month ($132,000.00 per year), four weeks paid vacation (to be taken as one week at the end of each fiscal quarter) and other standard benefits as provided to ETS International officers and other employees. You will receive full reimbursement of your business-related expenses. You are hereby provided the opportunity to purchase 400,000 shares of ETS International at $.27 per share in the form of a private placement.
In addition, you will be provided the option to acquire up to 350,000 shares of ETS International Inc. at $. 50 per share. These options are good for five (5) years and exercisable at anytime during that period.

ETS International is aware that you currently serve as President and Chairman of Q Enterprises, Inc.), which includes investments in Q BioChem, Q Microbial and Q Organics. We understand that upon your acceptance of this offer, you will appoint an attorney and an accountant to serve as trustees of Q Enterprises in order to manage that entity on your behalf.

Please indicate your acceptance of this offer by signing below. We very much look forward to your re-joining ETS International.

Sincerely,

ETS International, Inc,

s/Thomas W. Marmon  s/Coleman S. Lyttle  s/Navin D. Sheth s/Arthur B. Nunn, III
------------------  -------------------  ---------------- ---------------------
Director            Director             Director         Director

s/John C. Mycock    s/John D. McKenna
------------------  -------------------  ----------------
Director            Director             Director

Acceptance:


s/James B. Quarles
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James B. Quarles  1/20/98
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